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CONSENT OF CHLUMSKY, ARMBRUST & MEYER LLC

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding the technical report entitled “Technical Report Update of Gas Hills Uranium Project Freemont and Natrona Counties, Wyoming, USA” dated March 22, 2013 (the “Technical Disclosure”), contained in the Annual Information Form for the period ended December 31, 2014 (the “AIF”) of Energy Fuels Inc. (the “Company”) filed as an exhibit to the Company’s Form 40-F Annual Report for the period ended December 31, 2014, and any amendments thereto (the “40-F”), filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 40-F and the AIF into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”);

(iii)

the incorporation by reference of such Technical Disclosure in the AIF into the Company’s Management Information Circular (the “MIC”) which was included as an exhibit to the Company’s Form 6-K (the “6-K”) filed with the SEC on May 26, 2015 into the S-8; and

(iv)	the use of our name in the AIF, the 40-F, the 6-K, the MIC and the S-8.

CHLUMSKY, ARMBRUST & MEYER LLC

/s/ Michael J. Read
Name:	Michael J. Read
Title:	Principal Mine Engineer

Date: June 23, 2015

12600 W. Colfax Ave., Suite A-140
Lakewood, Colorado 80215
Telephone: (303) 716-1617
Fax: (303) 716-3386